UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)    NOVEMBER 8, 2004
                                                        ------------------------

                          FIRST AVIATION SERVICES INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

            0-21995                            06-1419064
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   (Commission File Number)         (IRS Employer Identification No.)

         15 RIVERSIDE AVENUE
         WESTPORT, CONNECTICUT                     06880-4214
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(Address of Principal Executive Offices)           (Zip Code)

                                 (203) 291-3300
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

               On November 8, 2004, First Aviation Services Inc.(the "Company") received notice from First Equity Development, Inc. ("First Equity"), that First Equity intended to allow the Engagement Agreement, dated as of February 1, 2002, by and between the Company and First Equity (the "Engagement Agreement"), currently in effect through a month-to-month extension as agreed upon by both parties, to expire on January 31, 2005. First Equity is the wholly-owned subsidiary of First Equity Group, Inc., the majority stockholder of the Company (which is itself wholly-owned by Mr. Michael Culver, the Chief Executive Officer of the Company, and Mr. Aaron Hollander, the Chairman of the Company).

               The Engagement Agreement had an initial term of two years and was renewed on a month-to-month basis effective February 1, 2004. Pursuant to the terms of the Engagement Agreement, First Equity provides the Company with investment and financial advisory services relating to potential acquisitions and other financial transactions. The Company pays First Equity a $30,000 monthly retainer, and reimburses First Equity for its out-of-pocket expenses. In addition, upon the successful completion of certain transactions, the Company will pay a fee to First Equity (the "Success Fee"). The amount of any Success Fee will be established by the independent members of the Board of Directors and will be dependent upon a variety of factors, including, but not limited to, the services provided and the size and the type of transaction. Up to one year's worth of retainer fees paid can be applied as a credit against any Success Fee, subject to certain limitations. The Engagement Agreement can be terminated by either party upon 30-days' written notice to the other party.

               The Company and First Equity have also entered into an arrangement whereby First Equity provides the Company with various additional services to assist the Company. These services are not part of the Engagement Agreement but derive from the work First Equity performs under such agreement. Therefore, First Equity does not charge the Company additional fees in connection with the provision of such services. These services include: (i) detailed financial modeling for new business proposals, (ii) Board of Directors presentation analyses, (iii) investor relations marketing and presentations,
(iv) various analyses for API, including benchmarking, financial analysis, and competitive market analysis, and (v) other financial analyses for the Company, including stock buy-back, valuations, and capital structure analysis. The Company's CEO and CFO have unlimited access to these resources when requested. First Equity would cease to provide these services after January 31, 2005, in conjunction with the expiration of the Engagement Agreement.

               First Equity informed the Company that its decision not to renew the Engagement Agreement was based on its regular review of the direction with which First Equity desires to take the advisory practice. First Equity also informed the Company that it will, until January 31, 2005, continue to work on any existing projects and generally provide the full range of services that First Equity has historically supplied to the Company and will expect to receive compensation as set forth in the Engagement Agreement. Moreover, in order to facilitate the transition, First Equity would be prepared to consult with any banking firm the Company engages to replace First Equity or to train any professionals the Company hires to assume the responsibilities that First Equity has handled.

               The Company will evaluate its alternatives for how it will replace services currently provided by First Equity.


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
                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIRST AVIATION SERVICES INC.


                                     By:  /s/ Robert Costantini
                                         ---------------------------------------
                                         Name:   Robert Costantini
                                         Title:  Chief Financial Officer




Date: November 12, 2004





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